Exhibit 10.2
Execution Version

STOCKHOLDERS AGREEMENT
by and among
PACS GROUP, INC.
and
THE STOCKHOLDERS NAMED HEREIN
Dated as of April 10, 2024

-i-

STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of April 10, 2024, by and among (i) PACS Group, Inc., a Delaware corporation (the “Issuer”); (ii) Jason Murray; and (iii) Mark Hancock (each of Mr. Hancock and Mr. Murray, a “Stockholder” and collectively, the “Stockholders”).
WHEREAS, in connection with the consummation by the Issuer of the IPO (as hereinafter designed), the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to ownership of Shares (as hereinafter defined) after the consummation of the IPO.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, none of the Stockholders or any of their Affiliates shall be considered an Affiliate of (a) Issuer or any of its Subsidiaries or (b) each other.
“Agreement” has the meaning set forth in the Preamble.
“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Stockholder shall be deemed to beneficially own any securities of the Issuer held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition which shall be deemed to be read for this purpose without the proviso hereto).
“Board” means the Board of Directors of the Issuer.
“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.
“Certificate of Incorporation” means the certificate of incorporation of the Issuer as the same may be amended, modified, supplemented and/or restated from time to time.
“Change in Control” means the occurrence of any of the following events:

(a)    the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Issuer to any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than to any of the Stockholders or any of their respective Affiliates (collectively, the “Permitted Holders”);
(b)    any person or group, other than one or more of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock or interests, as applicable, of the Issuer (or any entity which controls the Issuer or which is a successor to all or substantially all of the assets of the Issuer), including by way of merger, conversion, domestication, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or
(c)    a merger or consolidation of the Issuer with or into another Person (other than one or more of the Permitted Holders) in which the voting stockholders of the Issuer immediately prior to such merger cease to hold at least fifty percent (50%) of the voting stock of the Issuer (or the voting stock or equity interests of the surviving or resulting entity or ultimate parent f the surviving or resulting entity) immediately following such merger or consolidation;
provided that, in each case under clause (a), (b) or (c), no Change in Control shall be deemed to occur unless the Permitted Holders as a result of such transaction cease to have the ability, without the approval of any Person who is not a Permitted Holder, to elect a majority of the members of the Board of Directors or other governing body of the Issuer (or the surviving or resulting entity or of the ultimate parent of the surviving or resulting entity), and in no event shall a Change in Control be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Issuer or any of its Subsidiaries, or (ii) contributing assets or equity to entities controlled by the Issuer (or owned by the Issuer in substantially the same proportions as their ownership of the Issuer).
“Closing Date” means the date of the closing of the IPO.
“Director” means any member of the Board from time to time.
“Director Designee” means a Murray Designee or a Hancock Designee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Hancock” means Mark Hancock and any of his Affiliates.
“Hancock Designee” has the meaning set forth in Section 2.1(a)(ii).
“IPO” means the offering and sale of equity securities of the Issuer pursuant to the registration statement on Form S-1, as amended (SEC File No. 333-277893) filed with the SEC on March 13, 2024 and declared effective on April 10, 2024.
“Issuer” has the meaning set forth in the Recitals.

“Law,” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.
“Murray” means Jason Murray and any of his Affiliates.
“Murray Designee” has the meaning set forth in Section 2.1(a)(i).
“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
“Registration Rights Agreement” means that certain registration rights agreement, dated as of the date hereof, by and among the Issuer and the signatories party thereto (as amended, restated, supplemented or otherwise modified from time to time).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Shares” means shares of common stock, par value of $0.001 per share, of the Issuer, and any equity securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.
“Stock Exchange” means the New York Stock Exchange or such other securities exchange or interdealer quotation system on which Shares are then listed or quoted.
“Stockholder” has the meaning set forth in the Preamble.
“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other form of legal entity in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.
Section 1.2.    General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation”. The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
ARTICLE II
MANAGEMENT
Section 2.1.    Board of Directors.
(a)    Designation. Following the Closing Date, each Stockholder shall have the right, but not the obligation, to designate for election to the Board, and the Issuer shall include or cause to be included such designees in the slate of nominees for election to the Board at all of the Issuer’s applicable annual or special meetings of stockholders (or consents in lieu of a meeting) at which Directors are to be elected (adjusted as appropriate to take into account the Issuer’s classified Board structure, if applicable), subject to satisfaction of all qualification and legal requirements regarding service as a Director and Section 2.1(c), the number of designees that, if elected, will result in such Stockholder having the number of Directors serving on the Board as follows:
(i)    So long as Murray continues to Beneficially Own (A) at least twenty percent (20%) of the aggregate number of Shares outstanding as of the Closing Date (subject to any stock split, stock combination, reclassification, recapitalization or like event), two (2) Directors designated by Mr. Murray and (B) less than twenty percent (20%) but at least ten percent (10%) of the aggregate number of Shares outstanding as of the Closing Date (subject to any stock split, stock combination, reclassification, recapitalization or like event), one (1) Director designated by Mr. Murray (any such designee, a “Murray Designee”).
(ii)    So long as Hancock continues to Beneficially Own (A) at least twenty percent (20%) of the aggregate number of Shares outstanding as of the Closing Date (subject to any stock split, stock combination, reclassification, recapitalization or like event), two (2) Directors designated by Mr. Hancock and (B) less than twenty percent (20%) but at least ten percent (10%) of the aggregate number of Shares outstanding as of the Closing Date (subject to any stock split, stock combination, reclassification, recapitalization or like event), one (1) Director designated by Mr. Hancock (any such designee, a “Hancock Designee”).

(b)    If the number of individuals that any Stockholder has the right to designate is decreased pursuant to Section 2.1(a), then the corresponding Director Designee of such Stockholder may, at his or her option, offer to tender his or her immediate resignation for consideration by the Board or resign from the Board effective at the end of his or her then current term. Notwithstanding anything to the contrary herein, any Director serving on the Board pursuant to the above section may resign at any time regardless of the period of time left in his or her then current term.
(c)    If the Issuer’s Nominating and Corporate Governance Committee (or a similar committee serving the nominating function) determines in good faith that a designee (i) is not qualified to serve on the Board consistent with such committee’s duly adopted policies and procedures applicable to all directors or (ii) does not satisfy applicable legal requirements regarding service as a Director, the applicable designating Stockholder shall have the right to designate a different designee.
(d)    Except as provided above and subject to the applicable provisions of the Certificate of Incorporation, each Stockholder shall have the sole and exclusive right to designate a Murray Designee or Hancock Designee, as applicable (serving in the same class as the predecessor), to fill vacancies on the Board pursuant to Section 2.1(a) that are created by reason of death, removal or resignation of such Stockholder’s Director Designees, subject to Section 2.1(b) and (c).
(e)    Each of the Stockholders shall vote the Shares held directly or indirectly by such Stockholders (whether at a meeting or by consent) and any of their respective Affiliates, to cause the election of the Director Designees designated by the Stockholders, in each case as provided for herein. Each of the Stockholders shall vote (a) if Mr. Hancock shall have directed the removal of any Hancock Designee, for the removal of such Hancock Designee and (b) if Mr. Murray shall have directed the removal of any Murray Designee, for the removal of such Murray Designee. Unless a Stockholder entitled to designate an incumbent Director Designee shall have directed the removal of such Stockholder’s Director Designee, all Stockholders shall vote against any proposal to remove any such Director Designee.
(f)    The Issuer and its Subsidiaries shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any of the Issuer’s Subsidiaries, and any committees thereof, including without limitation travel, lodging and meal expenses, in accordance with the Issuer’s reimbursement policies.
(g)    The Issuer and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms, which insurance shall cover each member of the Board and the members of each board of directors of any of the Issuer’s Subsidiaries. The Issuer and its Subsidiaries shall enter into director and officer indemnification agreements with each Director Designee.
(h)    No Person shall take any action that would be inconsistent with or otherwise circumvent the provisions of this Agreement. The Stockholders shall otherwise use their best efforts to cause the Issuer to comply with its obligations hereunder.

Section 2.2.    Controlled Company.
(a)    The Stockholders agree and acknowledge and agree that, (i) by virtue of this Agreement they are acting as a “group” within the meaning of the Stock Exchange rules as of the date hereof, and (ii) by virtue of the combined voting power of Shares held by the Stockholders of more than fifty percent (50%) of the total voting power of the Issuer, the Issuer shall qualify as a “controlled company” within the meaning of Stock Exchange rules.
(b)    So long as the Issuer qualifies as a “controlled company” for purposes of Stock Exchange rules, the Issuer may elect to be a “controlled company” for purposes of Stock Exchange rules and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Issuer ceases to qualify as a “controlled company” for purposes of Stock Exchange rules, the Stockholders and the Issuer will take whatever action may be reasonably necessary in relation to such party, if any, to cause the Issuer to comply with Stock Exchange rules as then in effect within the timeframe for compliance available under such rules.
ARTICLE III
MISCELLANEOUS
Section 3.1.    Amendment. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of each party hereto.
Section 3.2.    Termination. This Agreement shall automatically terminate upon the earlier of (i) a Change in Control; or (ii) written agreement of each of the Stockholders. In the event of any termination of this Agreement as provided in clauses (i) or (ii) of this Section 3.2, this Agreement shall forthwith become wholly void and of no further force or effect (except for this Article III) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in this Article III. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.
Section 3.3.    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Issuer and each Stockholder covenant, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that, to the fullest extent permitted by law, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Stockholder or any Affiliate, agent or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 3.4.    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and, except as provided in Section 3.3, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 3.5.    Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.
Section 3.6.    Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or facsimile or electronic mail to the Issuer at the address set forth below and to any other recipient and to any holder of Shares at such address as indicated by the Issuer’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by electronic mail (provided confirmation of such electronic mail is received or such electronic mail is delivered during regular business hours on any Business Day to the respective email addresses below and no bounce-back or error message is received by the sender), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. If notice is given to the Issuer or to the Stockholders, a copy shall be sent to such party at the addresses set forth below:
(x)    if to the Issuer, to:
PACS Group, Inc.
262 N. University Ave.
Farmington, Utah 84025
Attention: Nominating and Corporate Governance Committee
with a copy (which shall not constitute written notice) to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Attention: B. Shayne Kennedy and J. Ross McAloon
with a copy (which shall not constitute notice) to each of Mr. Murray and Mr. Hancock as specified below;
(y)    if to Mr. Murray, to:
PACS Group, Inc.
262 N. University Ave.

Farmington, Utah 84025
Attention: Jason Murray
(z)    if to Mr. Hancock, to:
PACS Group, Inc.
262 N. University Ave.
Farmington, Utah 84025
Attention: Mark Hancock
Section 3.7.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 3.8.    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 3.9.    Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
Section 3.10.    Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.11.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 3.12.    Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
Section 3.13.    Entire Agreement. This Agreement, together with the Registration Rights Agreement, and all of the other exhibits, annexes and schedules hereto and thereto constitute the entire understanding and agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and therein and supersede and replace any prior understanding, agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any agreement executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.
Section 3.14.    Remedies. The Issuer and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that the Issuer or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PACS GROUP, INC.

By:	/s/ Derick Apt
Name: Derick Apt
Title: Chief Financial Officer
[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

STOCKHOLDER

By:	/s/ Jason Murray
Name:	Jason Murray

STOCKHOLDER

By:	/s/ Mark Hancock
Name:	Mark Hancock